News Release

Public Storage

701 Western Avenue

Glendale, CA 91201-2349

www.publicstorage.com

For Release	Immediately
Date	February 16, 2016
Contact	Clemente Teng
(818) 244-8080, Ext. 1141

Public Storage Reports Results for the Fourth Quarter and Year Ended December 31, 2015

GLENDALE,  California – Public Storage (NYSE:PSA) announced today operating results for the quarter and year ended December 31, 2015.

Operating Results for the Three Months Ended December 31, 2015

For the three months ended December 31, 2015, net income allocable to our common shareholders was $303.0 million or $1.74 per diluted common share, compared to $284.0 million or $1.64 in 2014 representing an increase of $19.0 million or $0.10. The increase is primarily due to (i) a $39.5 million increase in self-storage net operating income offset partially by (ii) a $30.3 million reduction in equity in earnings of unconsolidated real estate entities, primarily due to a $36.5 million gain recognized from our investment in PS Business Parks, Inc. (“PSB”) in the quarter ended December 31, 2014.

The $39.5 million increase in self-storage net operating income is a result of a $29.5 million increase in our Same Store Facilities and a $9.9 million increase in our Non Same Store Facilities.  Revenues for the Same Store Facilities increased 6.6% or $31.3 million in the three months ended December 31, 2015 as compared to 2014, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 1.7% or $1.8 million in the three months ended December 31, 2015 as compared to 2014, due primarily to increases in snow removal and on-site property manager payroll.  The increase in net operating income for the Non Same Store Facilities is due primarily to the impact of the development and acquisition of 202 self-storage facilities since January 2013.

Operating Results for the Year Ended December 31, 2015

For the year ended December 31, 2015, net income allocable to our common shareholders was $1,053.1 million or $6.07 per diluted common share, compared to $908.2 million or $5.25 in 2014 representing an increase of $144.9 million or $0.82 per diluted common share.  The increase is primarily due to (i) a $165.8 million increase in self-storage net operating income and (ii) a $16.0 million increase in gains on sale of real estate, offset partially by (iii) a $22.1 million reduction in equity in earnings of PSB due primarily to reduced gains on disposition in 2015 as compared to 2014 and (iv) a $15.6 million reduction in equity in earnings of Shurgard Europe due primarily to a 16% reduction in the average value of the Euro relative to the dollar.

The $165.8 million increase in self-storage net operating income is a result of a $114.1 million increase in our Same Store Facilities and a $51.7 million increase in our Non Same Store Facilities.  Revenues for the Same Store Facilities increased 6.5% or $121.2 million in the year ended December 31, 2015 as compared to 2014, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 1.4% or $7.1 million in the year ended December  31, 2015 as compared to 2014, due primarily to increases in snow removal and property taxes, offset partially by lower advertising and selling expenses.  The increase in net operating income for the Non Same Store Facilities is due primarily to the impact of the development and acquisition of 202 self-storage facilities since January 2013.

Funds from Operations

For the three months ended December 31, 2015, funds from operations (“FFO”) was $2.46 per diluted common share, as compared to $2.17 in 2014, representing an increase of $0.29 per share. FFO is a non-GAAP (generally accepted accounting principles) term defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation, gains and losses and impairment charges with respect to real estate assets.

For the year ended December 31, 2015,  FFO was $8.79 per diluted common share, as compared to $7.98 in 2014, representing an increase of $0.81 per share.

We also present “Core FFO per share,” a non-GAAP measure that represents FFO per share excluding the impact of (i) foreign currency exchange gains and losses, (ii) EITF D-42 charges related to the redemption of preferred securities, (iii) property acquisition costs and (iv) certain other items. We believe Core FFO per share is a helpful measure used by investors and REIT analysts to understand our performance.   However, Core FFO per share is not a substitute for net income per share.  Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology or may not present such a measure, Core FFO per share may not be comparable among REITs.

The following table reconciles from FFO per share to Core FFO per share (unaudited):

	Three Months Ended December 31,			Year Ended December 31,
			Percentage			Percentage
	2015	2014	Change	2015	2014	Change

FFO per share	$2.46	$2.17	13.4%	$8.79	$7.98	10.2%
Eliminate the per share impact of
items excluded from Core FFO:
Foreign currency exchange loss	-	-		-	0.04
Application of EITF D-42	-	-		0.06	-
Property acquisition costs	-	0.02		0.04	0.03
Other items	(0.01)	0.01		0.01	0.04
Core FFO per share	$2.45	$2.20	11.4%	$8.90	$8.09	10.0%

Property Operations – Same Store Facilities

The Same Store Facilities represent those facilities that have been owned and operated on a stabilized basis since January 1, 2013 and therefore provide meaningful comparisons for 2014 and 2015.  The following table summarizes the historical operating results of these 1,990 facilities (126.3 million net rentable square feet) that represent approximately 86% of the aggregate net rentable square feet of our U.S. consolidated self-storage portfolio at December 31, 2015.

Selected Operating Data for the Same
Store Facilities (1,990 facilities)
(unaudited):
	Three Months Ended December 31,			Year Ended December 31,
			Percentage			Percentage
	2015	2014	Change	2015	2014	Change

	(Dollar amounts in thousands, except for per square foot amounts)
Revenues:
Rental income	$479,585	$449,673	6.7%	$1,881,154	$1,762,601	6.7%
Late charges and administrative fees	23,469	22,056	6.4%	91,740	89,068	3.0%
Total revenues (a)	503,054	471,729	6.6%	1,972,894	1,851,669	6.5%

Cost of operations:
Property taxes	27,808	28,037	(0.8)%	177,004	170,010	4.1%
On-site property manager payroll	22,607	21,905	3.2%	99,899	99,278	0.6%
Supervisory payroll	7,979	7,851	1.6%	34,840	34,193	1.9%
Repairs and maintenance	8,993	8,734	3.0%	35,625	35,768	(0.4)%
Snow removal	1,217	663	83.6%	9,568	7,900	21.1%
Utilities	8,770	9,303	(5.7)%	38,640	39,691	(2.6)%
Advertising and selling expense	6,398	6,430	(0.5)%	24,967	26,911	(7.2)%
Other direct property costs	12,790	12,346	3.6%	51,906	50,778	2.2%
Allocated overhead	9,786	9,291	5.3%	37,093	37,886	(2.1)%
Total cost of operations (a)	106,348	104,560	1.7%	509,542	502,415	1.4%
Net operating income (b)	$396,706	$367,169	8.0%	$1,463,352	$1,349,254	8.5%

Gross margin	78.9%	77.8%	1.4%	74.2%	72.9%	1.8%

Weighted average for the period:
Square foot occupancy	93.9%	93.5%	0.4%	94.5%	93.9%	0.6%
Realized annual rental income per (c):
Occupied square foot	$16.18	$15.23	6.2%	$15.76	$14.86	6.1%
Available square foot (“REVPAF”)	$15.18	$14.24	6.6%	$14.89	$13.95	6.7%
At December 31:
Square foot occupancy				92.8%	92.5%	0.3%
Annual contract rent per occupied
square foot (d)				$16.75	$15.82	5.9%

(a)	Revenues and cost of operations do not include ancillary revenues and expenses generated at the facilities with respect to tenant reinsurance and retail sales.
(b)	See attached reconciliation of self-storage net operating income (“NOI”) to operating income.
(c)

Realized annual rent per occupied square foot is computed by dividing annualized rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period.  Realized annual rent per available square foot (“REVPAF”) is computed by dividing annualized rental income, before late charges and administrative fees, by the total available rentable square feet for the period.  These measures exclude late charges and administrative fees in order to provide a better measure of our ongoing level of revenue.  Late charges are dependent upon the level of delinquency and administrative fees are dependent upon the level of move-ins.  In addition, the rates charged for late charges and administrative fees can vary independently from rental rates.  These measures take into consideration promotional discounts, which reduce rental income.

(d)	Contract rent represents the applicable contractual monthly rent charged to our tenants, excluding the impact of promotional discounts, late charges and administrative fees.

The following table summarizes selected quarterly financial data with respect to the Same Store Facilities (unaudited):

	For the Quarter Ended
	March 31	June 30	September 30	December 31	Entire Year

	(Amounts in thousands, except for per square foot amounts)
Total revenues:
2015	$470,792	$487,206	$511,842	$503,054	$1,972,894
2014	$443,848	$456,203	$479,889	$471,729	$1,851,669

Total cost of operations:
2015	$141,997	$129,073	$132,124	$106,348	$509,542
2014	$140,429	$127,717	$129,709	$104,560	$502,415

Property taxes:
2015	$49,972	$49,821	$49,403	$27,808	$177,004
2014	$47,967	$47,452	$46,554	$28,037	$170,010

Repairs and maintenance, including
snow removal expenses:
2015	$16,000	$8,935	$10,048	$10,210	$45,193
2014	$14,823	$9,510	$9,938	$9,397	$43,668

Advertising and selling expense:
2015	$6,163	$5,500	$6,906	$6,398	$24,967
2014	$6,544	$6,093	$7,844	$6,430	$26,911

REVPAF:
2015	$14.21	$14.73	$15.43	$15.18	$14.89
2014	$13.35	$13.76	$14.46	$14.24	$13.95

Weighted average realized annual
rent per occupied square foot:
2015	$15.21	$15.44	$16.19	$16.18	$15.76
2014	$14.41	$14.53	$15.27	$15.23	$14.86

Weighted average occupancy levels
for the period:
2015	93.4%	95.4%	95.3%	93.9%	94.5%
2014	92.6%	94.7%	94.7%	93.5%	93.9%

Property Operations – Non Same Store Facilities

The Non Same Store Facilities at December 31, 2015 represent 276 facilities that were not stabilized with respect to occupancies or rental rates since January 1, 2013 or that we did not own as of January 1, 2013.  The following table summarizes operating data with respect to the Non Same Store Facilities (unaudited):

NON SAME STORE	Three Months Ended December 31,			Year Ended December 31,
FACILITIES	2015	2014	Change	2015	2014	Change

	(Dollar amounts in thousands, except square foot amounts)
Revenues:
2015 acquisitions	$2,752	$-	$2,752	$6,255	$-	$6,255
2014 acquisitions	10,929	8,532	2,397	41,972	15,347	26,625
2013 acquisitions	28,667	25,800	2,867	110,603	96,947	13,656
Other facilities	27,482	23,160	4,322	103,801	85,919	17,882
Total revenues	69,830	57,492	12,338	262,631	198,213	64,418

Cost of operations before depreciation
and amortization expense:
2015 acquisitions	915	-	915	2,067	-	2,067
2014 acquisitions	3,001	2,448	553	12,304	4,566	7,738
2013 acquisitions	8,052	8,379	(327)	32,724	32,917	(193)
Other facilities	7,302	6,037	1,265	30,059	27,000	3,059
Total cost of operations	19,270	16,864	2,406	77,154	64,483	12,671

Net operating income:
2015 acquisitions	1,837	-	1,837	4,188	-	4,188
2014 acquisitions	7,928	6,084	1,844	29,668	10,781	18,887
2013 acquisitions	20,615	17,421	3,194	77,879	64,030	13,849
Other facilities	20,180	17,123	3,057	73,742	58,919	14,823

Net operating income (a)	$50,560	$40,628	$9,932	$185,477	$133,730	$51,747

At December 31:
Square foot occupancy:
2015 acquisitions				85.3%	-	-
2014 acquisitions				91.1%	89.9%	1.3%
2013 acquisitions				92.5%	90.4%	2.3%
Other facilities				83.7%	83.6%	0.1%
				88.4%	87.8%	0.7%
Annual contract rent per occupied square foot:
2015 acquisitions				$12.87	$-	-
2014 acquisitions				13.51	12.15	11.2%
2013 acquisitions				15.15	13.99	8.3%
Other facilities				16.05	15.65	2.6%
				$15.06	$14.22	5.9%
Number of facilities:
2015 acquisitions				17	-	17
2014 acquisitions				44	44	-
2013 acquisitions				121	121	-
Other facilities				94	83	11
				276	248	28
Net rentable square feet (in thousands):
2015 acquisitions				1,285	-	1,285
2014 acquisitions				3,457	3,442	15
2013 acquisitions				8,056	8,056	-
Other facilities				8,217	7,029	1,188
				21,015	18,527	2,488
(a)	See attached reconciliation of self-storage NOI to operating income.

Investing and Capital Markets Activities

During the three months ended December 31, 2015, we acquired seven self-storage facilities (three located in Florida and two each in Texas and California), with 0.5 million net rentable square feet, for $71 million.  For the year ended December 31, 2015, we acquired 17 self-storage facilities with an aggregate of 1.3 million net rentable square feet for approximately $169 million.  Subsequent to December 31, 2015, we acquired or were under contract to acquire 17 self-storage facilities (seven in Florida, eight in Ohio, one each in South Carolina and Tennessee), with 1.2 million net rentable square feet, for $149 million.

During the three months ended December 31, 2015, we completed four newly developed facilities and various expansion projects (0.4 million net rentable square feet) costing $34 million.  For the year ended December 31, 2015, we completed 13 newly developed facilities (1.2 million net rentable square feet) at an aggregate cost of $119 million, and various expansion projects with an aggregate cost of $5 million which added 0.1 million net rentable square feet.  At December 31, 2015, we had various facilities in development (3.0 million net rentable square feet) estimated to cost $396 million and various expansion projects (0.7 million net rentable square feet) estimated to cost $90 million.  The remaining $267 million development cost for these projects is expected to be incurred primarily in 2016.

On October 8, 2015, we redeemed our 6.50% Series P Preferred Shares for $125 million plus accrued dividends.

On November 3, 2015, we issued €242.0 million of Euro-denominated ($264.3 million) unsecured Senior Notes, bearing interest at a fixed rate of 2.175% and maturing in ten years.

On January 20, 2016, we issued our 5.40% Series B Preferred Shares for gross proceeds of $300 million.

Distributions Declared

On February 15, 2016, our Board of Trustees declared a regular common quarterly dividend of $1.70 per common share.  The Board also declared dividends with respect to our various series of preferred shares. All the dividends are payable on March 31, 2016 to shareholders of record as of March 16, 2016.

Fourth Quarter Conference Call

A conference call is scheduled for February 17, 2016 at 11:00 a.m. (PST) to discuss the fourth quarter earnings results.  The domestic dial-in number is (866) 406-5408, and the international dial-in number is (973) 582-2770 (conference ID number for either domestic or international is 19273906). A simultaneous audio webcast may be accessed by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.”  A replay of the conference call may be accessed through March 4, 2016 by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) or by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.” All forms of replay utilize conference ID number 19273906.

About Public Storage

Public Storage, a member of the S&P 500 and FT Global 500, is a REIT that primarily acquires, develops, owns and operates self-storage facilities. The Company’s headquarters are located in Glendale, California.  At December 31, 2015, we had interests in 2,277 self-storage facilities located in 38 states with approximately 148 million net rentable square feet in the United States and 217 storage facilities located in seven Western European nations with approximately 12 million net rentable square feet operated under the “Shurgard” brand.  We also own a 42% common equity interest in PS Business Parks, Inc. (NYSE:PSB) which owned and operated approximately 28 million rentable square feet of commercial space at December 31, 2015.

Additional information about Public Storage is available on our website, www.publicstorage.com.

Forward-Looking Statements

All statements in this press release, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” “estimates” and similar expressions.  These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements.   Factors and risks that may impact future results and performance are described from time to time in our filings with the Securities and Exchange Commission, including in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, our other Quarterly Reports on Form 10-Q and current reports on Form 8-K. These risks include, but are not limited to, the following: general risks associated with the ownership and operation of real estate, including changes in demand for our storage facilities, potential liability for environmental contamination,  adverse changes in tax, real estate and zoning laws and regulations and the impact of natural disasters; risks associated with downturns in the national and local economies in the markets in which we operate; the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives;

difficulties in our ability to successfully evaluate, finance, integrate into our existing operations and manage acquired and developed properties; risks related to our development of new properties and/or participation in joint ventures; risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations that could adversely affect our earnings and cash flows; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs and our tenant reinsurance business; risks associated with a possible failure by us to qualify as a REIT under the Internal Revenue Code of 1986, as amended; security breaches or a failure of our networks, systems or technology could adversely impact our business, customer and employee relationships; changes in federal tax laws related to the taxation of REITs, which could impact our status as a REIT; difficulties in raising capital at a reasonable cost; delays in the development process; ongoing litigation and other legal and regulatory actions which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business; and economic uncertainty due to the impact of war or terrorism. We disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this press release, except where expressly required by law.

PUBLIC STORAGE

SELECTED INCOME STATEMENT DATA

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenues:
Self-storage facilities	$572,884	$529,221	$2,235,525	$2,049,882
Ancillary operations	36,446	32,460	146,171	127,414
	609,330	561,681	2,381,696	2,177,296

Expenses:
Self-storage cost of operations	125,618	121,424	586,696	566,898
Ancillary cost of operations	12,091	10,953	48,806	46,426
Depreciation and amortization	106,307	110,573	426,008	437,114
General and administrative	19,456	19,219	88,177	71,459
	263,472	262,169	1,149,687	1,121,897

Operating income	345,858	299,512	1,232,009	1,055,399

Other income (expense):
Interest and other income	5,035	3,964	16,544	17,638
Interest expense	(610)	-	(610)	(6,781)
Equity in earnings of unconsolidated real estate entities	14,670	44,962	50,937	88,267
Gain on real estate sales	-	-	18,503	2,479
Foreign currency exchange gain (loss)	306	(12)	306	(7,047)
Net income	365,259	348,426	1,317,689	1,149,955
Allocation to noncontrolling interests	(1,769)	(1,711)	(6,445)	(5,751)
Net income allocable to Public Storage shareholders	363,490	346,715	1,311,244	1,144,204
Allocation of net income to:
Preferred shareholders – distributions	(59,031)	(61,694)	(245,097)	(232,636)
Preferred shareholders – redemptions	-	-	(8,897)	-
Restricted share units	(1,456)	(1,064)	(4,200)	(3,392)
Net income allocable to common shareholders	$303,003	$283,957	$1,053,050	$908,176

Per common share:
Net income per common share – Basic	$1.75	$1.65	$6.10	$5.27
Net income per common share – Diluted	$1.74	$1.64	$6.07	$5.25
Weighted average common shares – Basic	172,877	172,434	172,699	172,251
Weighted average common shares – Diluted	173,759	173,258	173,510	173,138

PUBLIC STORAGE

SELECTED BALANCE SHEET DATA

(Amounts in thousands, except share and per share data)

	December 31, 2015	December 31, 2014
ASSETS	(Unaudited)

Cash and cash equivalents	$104,285	$187,712

Operating real estate facilities:
Land and buildings, at cost	13,205,261	12,863,235
Accumulated depreciation	(4,866,738)	(4,482,520)
	8,338,523	8,380,715
Construction in process	219,190	104,573
Investments in unconsolidated real estate entities	809,308	813,740
Goodwill and other intangible assets, net	211,458	228,632
Other assets	95,468	103,304
Total assets	$9,778,232	$9,818,676

LIABILITIES AND EQUITY
Senior unsecured notes	$263,940	$-
Mortgage notes	55,076	64,364
Accrued and other liabilities	261,578	247,141
Total liabilities	580,594	311,505

Equity:
Public Storage shareholders’ equity:
Cumulative Preferred Shares, $0.01 par value, 100,000,000 shares authorized, 162,200 shares issued (in series) and outstanding
(173,000 at December 31, 2014), at liquidation preference	4,055,000	4,325,000
Common Shares, $0.10 par value, 650,000,000 shares authorized,
172,921,241 shares issued and outstanding (172,445,554 shares
at December 31, 2014)	17,293	17,245
Paid-in capital	5,601,506	5,561,530
Accumulated deficit	(434,610)	(374,823)
Accumulated other comprehensive loss	(68,548)	(48,156)
Total Public Storage shareholders’ equity	9,170,641	9,480,796
Noncontrolling interests	26,997	26,375
Total equity	9,197,638	9,507,171
Total liabilities and equity	$9,778,232	$9,818,676

PUBLIC STORAGE
SELECTED FINANCIAL DATA

Computation of Funds from Operations and Funds Available for Distribution
(Unaudited – amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Computation of FFO per Share:

Net income allocable to common shareholders	$303,003	$283,957	$1,053,050	$908,176
Eliminate items excluded from FFO:
Depreciation and amortization	106,307	110,573	426,008	437,114
Depreciation from unconsolidated real estate investments	19,893	18,992	78,985	79,413
Depreciation allocated to noncontrolling interests
and restricted share unitholders	(887)	(808)	(3,519)	(3,638)
Gains on sale of real estate investments, including
our equity share from investments and other	(888)	(36,351)	(29,721)	(39,083)
FFO allocable to common shares (a)	$427,428	$376,363	$1,524,803	$1,381,982
Diluted weighted average common shares	173,759	173,258	173,510	173,138
FFO per share (a)	$2.46	$2.17	$8.79	$7.98

Reconciliation of Earnings per Share to FFO per Share:

Earnings per share - diluted	$1.74	$1.64	$6.07	$5.25
Eliminate per share amounts excluded from FFO:
Depreciation and amortization, including amounts
from investments and excluding amounts allocated
to noncontrolling interests and restricted share
unitholders	0.72	0.74	2.89	2.96
Gains on sale of real estate investments, including
our equity share from investments and other	-	(0.21)	(0.17)	(0.23)
FFO per share (a)	$2.46	$2.17	$8.79	$7.98

Computation of Funds Available for Distribution ("FAD"):

FFO allocable to common shares	$427,428	$376,363	$1,524,803	$1,381,982
Eliminate effect of items included in FFO but not FAD:
Non-cash share-based compensation expense	8,167	7,383	32,570	29,541
Foreign currency exchange (gain) loss, including
our equity share from investments	(1,773)	12	(1,773)	7,047
Application of EITF D-42, including
our equity share from investments	-	-	9,944	-
Less: Capital expenditures to maintain real estate facilities	(10,194)	(16,185)	(63,069)	(79,784)

FAD (a)	$423,628	$367,573	$1,502,475	$1,338,786

Distributions paid to common shareholders	$293,716	$241,253	$1,122,126	$964,591

Distribution payout ratio	69.3%	65.6%	74.7%	72.0%

Distributions per common share	$1.70	$1.40	$6.50	$5.60

(a)

FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents net income before real estate depreciation, gains or losses and impairment charges, which are excluded because they are based upon historical real estate costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FAD represents FFO adjusted to exclude certain non-cash charges and to deduct capital expenditures. FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.   In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

PUBLIC STORAGE

SELECTED FINANCIAL DATA

Reconciliation of Self-Storage Net Operating Income to

Operating Income
(Unaudited – amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Self-storage revenues for:
Same Store Facilities	$503,054	$471,729	$1,972,894	$1,851,669
Non Same Store Facilities	69,830	57,492	262,631	198,213
Self-storage revenues	572,884	529,221	2,235,525	2,049,882

Self-storage cost of operations for:
Same Store Facilities	106,348	104,560	509,542	502,415
Non Same Store Facilities	19,270	16,864	77,154	64,483
Self-storage cost of operations	125,618	121,424	586,696	566,898

Self-storage net operating income for:
Same Store Facilities	396,706	367,169	1,463,352	1,349,254
Non Same Store Facilities	50,560	40,628	185,477	133,730
Self-storage net operating income (a)	447,266	407,797	1,648,829	1,482,984
Ancillary operating revenues	36,446	32,460	146,171	127,414
Ancillary cost of operations	(12,091)	(10,953)	(48,806)	(46,426)
Depreciation and amortization	(106,307)	(110,573)	(426,008)	(437,114)
General and administrative expense	(19,456)	(19,219)	(88,177)	(71,459)
Operating income on our income statement	$345,858	$299,512	$1,232,009	$1,055,399

(a)

Net operating income or “NOI” is a non-GAAP financial measure that excludes the impact of depreciation and amortization expense.  We believe that NOI is a meaningful measure of operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, in evaluating property performance and in comparing period-to-period and market-to-market property operating results.  In addition, we believe the investment community utilizes NOI in determining operating performance and real estate values, and does not consider depreciation expense because it is based upon historical cost. NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.  This table reconciles from NOI for our self-storage facilities to the operating income presented on our income statement.